    As Filed with the Securities and Exchange Commission on September 3, 1996

                                             Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                           REHABCARE GROUP, INC.
            (Exact name of registrant as specified in charter)

            DELAWARE                                51-0265872
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)               Identification Number)

7733 Forsyth Boulevard, Suite 1700
       St. Louis, Missouri                            63105
(Address of principal executive offices)            (Zip Code)


                           REHABCARE GROUP, INC.
                      1996 LONG-TERM PERFORMANCE PLAN
                         (Full title of the plan)


                             ALAN C. HENDERSON
     Executive Vice President, Chief Financial Officer and Secretary
                           RehabCare Group, Inc.
                    7733 Forsyth Boulevard, Suite 1700
                        St. Louis, Missouri  63105
                  (Name and address of agent for service)
Telephone number, including area code, of agent for service:(314) 863-7422


                                 Copy to:
                          ROBERT M. LAROSE, ESQ.
                              Thompson Coburn
                           One Mercantile Center
                        St. Louis,  Missouri  63101
                              (314) 552-6000



                        CALCULATION OF REGISTRATION FEE

 Title of       Amount to      Proposed         Proposed      Amount of
Securities to       be          Maximum          Maximum    Registration
be Registered  Registered       Offering        Aggregate        Fee
                          Price Per Share(2)  Offering Price(2)

Common Stock,    700,000        $16.50        $11,550,000.00  $3,982.75
$.01 par value (1) shares

(1)   Includes one attached Preferred Share Purchase Right per share.
(2) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Section 457(h), based upon the average of the high and low prices per share as reported on the Nasdaq National Market on August 27, 1996.

           REHABCARE GROUP, INC. 1996 LONG-TERM PERFORMANCE PLAN

Item 3.  Incorporation of Certain Documents by Reference.

   The following documents filed by RehabCare Group, Inc. (the
"Company") with the Securities and Exchange Commission are incorporated herein by reference:

      (i) The Company's latest Annual Report on Form 10-K for the year ended February 29, 1996.

     (ii) The Company's Quarterly Report on Form 10-Q for the three months ended May 31, 1996.

    (iii) The Company's Current Report on Form 8-K dated March 1, 1996.

     (iv) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, effective as of June 25, 1991, pursuant to
          Section 12 of the Securities Exchange Act of 1934 (the
          "1934 Act").

      (v) The description of the Company's Preferred Stock
          Purchase Rights contained in the Company's
          Registration Statement on Form 8-A, effective as of November 9, 1992, pursuant to Section 12 of the 1934
          Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 6.  Indemnification of Directors and Officers.

     Section 102 of the General Corporation Law of Delaware allows a corporation to include in its certificate of incorporation a provision which limits directors' personal liability to the corporation or its stockholders for monetary damages from a breach of fiduciary duty as a director, with certain exceptions. Article Sixth of the Company's Restated Certificate of Incorporation, as amended, provides such limitation to the fullest extent permitted by the General Corporation Law of Delaware.

     Section 145 of the General Corporation Law of Delaware permits a corporation, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as such with respect to another corporation or entity at the request of the corporation. Article Seventh of the Company's Restated Certificate of Incorporation and Article VII of the Company's By-Laws provides for full indemnification of its directors and officers to the extent permitted by Section 145.

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     The Company maintains a directors' and officers' liability insurance policy with total annual limits of $5,000,000. Subject to the limits, retentions, exceptions and other terms and conditions of the policy, the Company's directors and officers are insured against liability for any actual or alleged error, misstatement, misleading statement, act or omission in the discharge of their respective responsibilities to the Company solely in their capacity as directors and officers of the Company.

Item 8.  Exhibits.

     The following exhibits are filed herewith or incorporated herein by reference:

     4.1 Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, dated May 9, 1991 (Registration No. 33-40467), and incorporated herein by reference.

     4.2 Certificate of Amendment of Certificate of
         Incorporation, filed as Exhibit 3.1 to the Company's
         Report on Form 10-Q for the quarter ended May 31, 1995, and incorporated herein by reference.

     4.3 By-Laws of the Company, filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 dated May
         9, 1991 (Registration No. 33-40467), and incorporated herein by reference.

     4.4 Rights Agreement, dated September 21, 1992, by and between the Company and Boatmen's Trust Company, filed as Exhibit 1 to the Company's Registration Statement on Form 8-A, filed September 24, 1992, and incorporated herein by reference.

     4.5 RehabCare Group, Inc. 1996 Long-Term Performance Plan, filed as Appendix A to the Company's definitive Proxy
         Statement for the 1996 Annual Meeting to Stockholders held June 26, 1996, and incorporated herein by reference.

     5.1 Opinion of Thompson Coburn as to the legality of the securities being registered.

    23.1 Consent of KPMG Peat Marwick LLP.

    23.2 Consent of Thompson Coburn (included in Exhibit 5.1).

    25.1 Power of Attorney (set forth on signature page hereto).

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section
                 10(a)(3) of the Securities Act of 1933;

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           (ii)  To reflect in the prospectus any facts or
                 events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on September 3, 1996.

                              REHABCARE GROUP, INC.



                              By /s/ James M. Usdan
                                James M. Usdan
                                President and Chief Executive Officer


                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints James M. Usdan and Alan C. Henderson, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                    Title                     Date


/s/ James M. Usdan        President, Chief Executive    September 3, 1996
James M. Usdan            Officer and Director
                          (Principal Executive Officer)

/s/ Alan C. Henderson     Executive Vice President,     September 3, 1996
Alan C. Henderson         Chief Financial Officer
                          and Secretary
                          (Principal Financial Officer)

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/s/ John R. Finkenkeller  Senior Vice President and     September 3, 1996
John R. Finkenkeller      Treasurer
                          (Principal Accounting Officer)

/s/ William G. Anderson   Director                      September 3, 1996
William G. Anderson


/s/ Richard E. Ragsdale   Director                      August 26, 1996
Richard E. Ragsdale


/s/ John H. Short         Director                      September 3, 1996
John H. Short, Ph.D.


/s/ Richard C. Stoddard   Director                      August 28, 1996
Richard C. Stoddard


/s/ H. Edwin Trusheim     Director                      September 3, 1996
H. Edwin Trusheim


/s/ Theodore M. Wight     Director                      September 3, 1996
Theodore M. Wight

                               EXHIBIT INDEX

Exhibit No.                                                         Page

  4.1 Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Registration
       Statement on Form S-1, dated May 9, 1991 (Registration No.
       33-40467), and incorporated herein by reference.

  4.2 Certificate of Amendment of Certificate of Incorporation, filed as Exhibit 3.1 to the Company's Report on Form 10-Q for the quarter ended May 31, 1995, and incorporated herein by reference.

  4.3 By-Laws of the Company, filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 dated May 9,
       1991 (Registration No. 33-40467), and incorporated herein by reference.

  4.4 Rights Agreement, dated September 21, 1992, by and between the Company and Boatmen's Trust Company, filed as Exhibit 1 to the Company's Registration Statement on Form 8-A, filed September 24, 1992, and incorporated herein by reference.

  4.5 RehabCare Group, Inc. 1996 Long-Term Performance Plan, filed as Appendix A to the Company's definitive Proxy Statement for the 1996 Annual Meeting of Stockholders held June 26, 1996, and incorporated herein by reference.

  5.1  Opinion of Thompson Coburn as to the legality of the          8
       securities being registered.

 23.1  Consent of KPMG Peat Marwick LLP.                             9

 23.2  Consent of Thompson Coburn (included in Exhibit 5.1).         8

 25.1  Power of Attorney (set forth on signature page hereto).

                        [Letterhead of Thompson Coburn]

September 3, 1996



RehabCare Group, Inc.
7733 Forsyth Boulevard, Suite 1700
St. Louis, Missouri  63105

Re:       Registration Statement on Form S-8 -- 700,000 Shares of
          RehabCare Group, Inc.
          Common Stock, $0.01 par value, and attached Preferred Share Purchase Rights

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by RehabCare Group, Inc., a Delaware corporation (the "Company"), on September 3, 1996, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 700,000 shares of the Company's common stock, $0.01 par value, and attached Preferred Share Purchase Rights (the "Shares"), as provided in the RehabCare Group, Inc. 1996 Long-Term Performance Plan (the "Plan"), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Certificate of Incorporation, By-Laws, as amended, resolutions adopted by the Board of Directors relating to such issuance, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that:

1. The Company is duly incorporated and is validly existing under the laws of the State of Delaware; and

2. The Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued by the Company in accordance with the Plan, will be duly and validly issued and will be fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

Very truly yours,

/s/ Thompson Coburn

                       Independent Auditors' Consent

The Board of Directors
RehabCare Group, Inc.:

We consent to the incorporation by reference in the registration statement (RehabCare Group, Inc. Long-Term Incentive Plan) on Form S-8 of RehabCare Group, Inc. of our report dated April 4, 1996, relating to the consolidated balance sheets of RehabCare Group, Inc. and subsidiary as of February 29, 1996 and February 28, 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended February 29, 1996, which report appears in the February 29, 1996 annual report on Form 10-K of RehabCare Group, Inc.

/s/ KPMG Peat Marwick LLP

St. Louis, Missouri
August 29, 1996